UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

Not applicable.

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 1, 2010, the independent members of the Company’s Board of Directors (the “Board”) approved the 2010 annual base salary and bonus target amount for Antony Koblish, the Company’s President and Chief Executive Officer, as set forth below. The Compensation Committee of the Board (the “Committee”) had recommended these amounts to the Board.

Compensation for Antony Koblish, President and Chief Executive Officer

2010 Base Salary	2010 Target Bonus (Percentage of 2010 Base Salary)
$389,200	70%

The Committee also approved the 2010 annual base salary and bonus target amounts for the Company’s executive officers as described below.

Named Executive Officer	2010 Base Salary	2010 Target Bonus (Percentage of 2010 Base Salary)

Nancy Broadbent, Senior Vice President and Chief Financial Officer	$284,900	50%

Maarten Persenaire, M.D., Chief Medical Officer	$270,400	50%

Christopher Smith, Senior Vice President, Sales and Marketing	$263,200	50%

The approval of equity compensation and bonus awards to the Company’s executive officers for 2010 with respect to performance in 2009 has not been completed by the Committee or the Board. The Company will disclose the year-end 2009 equity awards and cash bonus amounts for the Company’s executive officers in accordance with the rules and regulations of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

	By:	/S/ CHRISTINE J. ARASIN
Dated: February 3, 2010		Vice President and General Counsel